SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement [ ] Confidential, for use of the Commission only
[ ]	Definitive Information Statement

HYB Holding Corp.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

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2)	Aggregate number of securities to which transaction applies:

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3)	Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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4)	Proposed maximum aggregate value of transaction:

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5)	Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

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2)       Form, Schedule or Registration Statement No.:

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3)       Filing Party:

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4)       Date Filed:

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HYB HOLDING CORP.

181 Dante Avenue

Tuckahoe, NY 10707

INFORMATION STATEMENT

To the Holders of Our Voting Stock:

The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting power of HYB Holding Corp. has given its written consent to a resolution adopted by the Board of Directors of HYB Holding Corp. to amend the articles of incorporation of HYB Holding Corp. so as to increase the authorized capital stock to include 2,000,000 shares of preferred stock. We anticipate that this Information Statement will be mailed on October 10, 2020 to shareholders of record. On or after October 30, 2020, the amendment to the Articles of Incorporation will be filed with the Utah Secretary of State and become effective.

Utah corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, HYB Holding Corp. will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to HYB Holding Corp.’s Articles of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

October 10, 2020	David Rubin, Chief Executive Officer

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on September 29, 2020 (the “Record Date”). At that date, there were issued and outstanding 9,701,269 shares of HYB Holding Corp. common stock, each of which entitles the holder thereof to one vote. There are no other classes of voting stock authorized.

The following table sets forth the number of shares of common stock owned by each person who, as of the Record Date, owned beneficially more than 5% of the outstanding common stock, as well as the ownership of such shares by each member of the HYB Holding Corp. Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class
David Rubin	6,465,442	(2)	66.6%
Manuel Iglesias	0		—
Denis Kleinfeld	0		—
All officers and directors as a group (4 persons)	6,465,442	(2)	66.6%

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(1)	Ownership is of record and beneficial unless otherwise noted.
(2)	Includes 6,465,442 shares owned by Storm Funding LLC. David Rubin is the sole member and manager of Storm Funding LLC.

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AMENDMENT OF THE ARTICLES OF INCORPORATION

TO AUTHORIZE BLANK CHECK PREFERRED STOCK

On September 29, 2020, the HYB Holding Corp. Board of Directors approved an amendment to HYB Holding Corp.’s Articles of Incorporation to increase the authorized capital stock to include, with the 200,000,000 shares of common stock already authorized, 2,000,000 shares of preferred stock, par value $.001 per share. The preferred shares will be “blank check” shares, meaning that the Board of Directors will have the authority to determine the rights, preferences and limitations associated with the shares, without having to seek a vote of shareholders. On September 29, 2020, the holder of a majority of the voting power of the outstanding voting stock gave his written consent to the amendment. The amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to the shareholders.

The Board of Directors and the majority shareholder have approved the authorization of preferred stock in order to provide HYB Holding Corp. with flexibility in pursuing its long-term business objectives. The primary reasons for the increase are:

▪	Management may utilize the additional shares in connection with its acquisition of an operating business.
▪	Management may utilize the additional shares in connection with other corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.
▪	Management expects that in the future it will pursue opportunities to obtain the capital that HYB Holding Corp. will need in order to operate a business successfully. A reserve of both common and preferred shares available for issuance from time-to-time will enable HYB Holding Corp. to entertain a broad variety of financing proposals.

After the Effective Date, the Board of Directors will be authorized to issue 2,000,000 shares of Preferred Stock without having to obtain the approval of HYB Holding Corp.’s shareholders. The Board will have the authority to provide for the issuance of the Preferred Stock in one or more series, and to establish the number of shares in each series and the designation, relative rights, preferences and limitations of the shares in each series. Utah law requires that the Board use its reasonable business judgment in determining the rights and preferences of the Preferred Stock, as well as the consideration the Company will receive in exchange for issuing the shares. Nevertheless, preferred stock often has rights and preferences greater than those associated with common stock. Therefore, the issuance of the Preferred Stock by HYB Holding Corp. could be disadvantageous to holders of our common stock in one or more of the following ways:

▪	The issuance of Preferred Stock could diminish the value of common shares now outstanding, if the rights and preferences associated with the Preferred Stock exceeded those associated with HYB Holding Corp. common stock.
▪	The issuance of Preferred Stock that was convertible into common stock could result in the dilution of the value of common shares now outstanding, if the conversion price were less than the current market price of our common stock.
▪	The issuance of Preferred Stock with preferential voting rights could diminish the voting power of the holders of the common stock.

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       The amendment of the Articles of Incorporation is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares having rights and preferences to be determined by the Board without shareholder approval has potential utility as a device to discourage or impede a takeover of HYB Holding Corp. In the event that a non-negotiated takeover were attempted, the private placement of preferred stock into "friendly" hands, or the issuance of preferred stock upon terms very favorable to the preferred shareholder, for example, could make HYB Holding Corp. unattractive to the party seeking control of HYB Holding Corp. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

No Dissenters Rights

Under Utah law, shareholders are not entitled to dissenters’ rights with respect to the amendment of the Articles of Incorporation to increase the authorized capital stock.

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